UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 13, 2022

CSI Compressco LP

(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Hughes Landing Boulevard,

Suite 200

The Woodlands, Texas 77380

(Address of principal executive offices)

Registrant’s telephone number, including area code: (832) 365-2257

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CCLP	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8-K filed by CSI Compressco LP, a Delaware limited partnership (the “Partnership”), with the Securities and Exchange Commission on July 13, 2022, Michael E. Moscoso resigned from his position as Vice President – Finance of CSI Compressco GP LLC, the general partner of the Partnership (the “General Partner”), effective as of a date to be mutually agreed upon. The Partnership is filing this Current Report on Form 8-K/A to report that Mr. Moscoso’s resignation shall be effective as of October 3, 2022. In connection with his resignation, Mr. Moscoso will receive accelerated vesting and settlement, in the form of Partnership common units, with respect to 30,123 outstanding equity awards held pursuant to the CSI Compressco LP Second Amended and Restated 2011 Long Term Incentive Plan (the “LTIP”).

On September 16, 2022, the board of directors of the General Partner appointed Riplee L. Parkening as the Partnership’s principal accounting officer, effective as of October 4, 2022.

Riplee L. Parkening, CFE, CPA, age 33, has served as Controller of the Partnership since July 2022 and as Director of Accounting since 2018, where her responsibilities include managing the Partnership’s accounting process, including financial accounting, functional accounting, SEC reporting, and working with the Partnership’s external auditors. Prior to joining the Partnership, Ms. Parkening served as Controller of Premium Inspection and Testing from 2016 to 2018 where her responsibilities included managing the accounting process, financial reporting, and working with the external auditors. Prior to joining Premium Inspection and Testing, Ms. Parkening held positions at Martin Resource Management Corporation from 2011 to 2016. Her responsibilities included managing the accounting department, internal operational reporting, and communicating with auditors. Ms. Parkening holds a bachelor’s degree in accounting from The University of Texas at Tyler.

In connection with Ms. Parkening’s appointment as the principal accounting officer, her annual base salary will be $220,000, and she will be eligible to participate in the Partnership’s annual bonus program with a target bonus of 40% of her base salary. She will continue to be eligible to receive incentive awards pursuant to the LTIP at the Partnership’s discretion.

Other than with respect to the compensation arrangements described above, there are no arrangements, agreements or understandings between the Partnership and Ms. Parkening pursuant to which she was selected as an officer of the Partnership, nor does Ms. Parkening have any family relationships with any directors or executive officers of the Partnership. Ms. Parkening does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP

	By:	CSI Compressco GP LLC,
its general partner

Date: September 21, 2022	By:	/s/ John E. Jackson
John E. Jackson
Chief Executive Officer